EXHIBIT 99.6

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated March 20, 2005, as Annex F to, and the references thereto under the captions “Summary—Opinion of Mykrolis’ Financial Advisor”, “The Merger—Background of the Merger,” “The Merger—Recommendation of Mykrolis’ Board of Directors; Mykrolis’ Reasons for the Merger” and “The Merger—Opinion of Mykrolis’ Financial Advisor” in, the Joint Proxy Statement/Prospectus that is part of the Registration Statement on Form S-4 of Entegris, Inc. and Eagle DE, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Laurence Braham
Managing Director

New York, New York

June 13, 2005